Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Armlogi Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed		Proposed
			Calculation		Maximum		Maximum
		Security	or Carry		Offering		Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per		Offering		Registration
	Type	Title(1)	Rule	Registered	Unit		Price	Fee Rate	Fee
Fees to Be Paid	Equity	Common stock, par value $0.00001 per share	Rule 457(c)	13,168,147	$5.07	(2)	$66,762,505.29	0.00015310	$10,221.34
	Total Offering Amounts						$66,762,505.29		$10,221.34
	Total Fees Previously Paid								$0
	Total Fee Offset								$0
	Net Fee Due								$10,221.34

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Registrant’s shares of Common Stock as reported on the Nasdaq Global Market on December 11, 2024, which is within five business days prior to the date of filing of this registration statement.